EXHIBIT 99.1

Brookline Bancorp Announces Third Quarter Results

Net Income of $15.4 million, EPS of $0.20

BOSTON, Oct. 18, 2017 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ:BRKL) (the “Company”) today announced net income of $15.4 million, or $0.20 per basic and diluted share, for the third quarter of 2017, compared to $14.9 million, or $0.20 per basic and diluted share, for the second quarter of 2017, and $13.6 million, or $0.19 per basic and diluted share, for the third quarter of 2016. The third quarter of 2017 net income included merger and acquisition costs in connection with the Company's Agreement and Plan of Merger with First Commons Bank, N.A. executed on September 20, 2017.

“We are pleased to report that Brookline Bancorp maintained its consistent strong performance throughout the third quarter of 2017,” said Paul Perrault, President and Chief Executive Officer of the Company. “During the quarter, we generated steady growth in loans and deposits. We look forward to our continued success in growing our loans and deposit base organically, and welcoming customers of First Commons Bank to the Brookline family.  The acquisition of First Commons Bank will add approximately $300 million in assets to our balance sheet in the first quarter of 2018 on condition of approval.”

BALANCE SHEET

Total assets at September 30, 2017 increased $28.2 million to $6.69 billion from $6.66 billion at June 30, 2017, and increased $306.0 million from $6.38 billion at September 30, 2016. At September 30, 2017, total loans and leases were $5.64 billion, representing an increase of $102.0 million from June 30, 2017, and an increase of $307.1 million from September 30, 2016. During the third quarter of 2017, total loans and leases increased 7.4 percent on an annualized basis.

Investment securities at September 30, 2017 decreased $19.3 million to $630.6 million, comprising 9.4 percent of total assets, as compared to $649.9 million, or 9.8 percent of total assets, at June 30, 2017, and increased approximately $29.3 million from $601.4 million, or 9.4 percent of total assets, at September 30, 2016.

Total deposits at September 30, 2017 increased $96.3 million to $4.81 billion from $4.71 billion at June 30, 2017 and increased $240.8 million from $4.56 billion at September 30, 2016. Core deposits, which consists of demand checking, NOW, savings, and money market accounts, increased $48.5 million from June 30, 2017 and increased $179.5 million from September 30, 2016.

Total borrowings at September 30, 2017 decreased $80.7 million to $985.9 million from $1.07 billion at June 30, 2017 and decreased $36.8 million from $1.02 billion at September 30, 2016.

The ratio of stockholders’ equity to total assets was 12.04 percent at September 30, 2017, as compared to 11.95 percent at June 30, 2017, and 10.91 percent at September 30, 2016, respectively. The ratio of tangible stockholders’ equity to tangible assets was 10.09 percent at September 30, 2017, as compared to 9.99 percent at June 30, 2017, and 8.82 percent at September 30, 2016. Tangible book value per share increased $0.11 from $8.52 at June 30, 2017 to $8.63 at September 30, 2017.

NET INTEREST INCOME

Net interest income increased $1.3 million to $56.8 million during the third quarter of 2017 from the quarter ended June 30, 2017. The net interest margin decreased 2 basis points to 3.57 percent for the three months ended September 30, 2017.

NON-INTEREST INCOME

Non-interest income for the quarter ended September 30, 2017 increased $1.5 million to $6.0 million from $4.5 million for the quarter ended June 30, 2017. The increase was primarily driven by increases of $0.7 million in loan level derivative income and in gain on sales of loans and leases.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $2.9 million for the quarter ended September 30, 2017, compared to $0.9 million for the quarter ended June 30, 2017. The increase in the provision for the quarter was primarily driven by growth in loans and an increase in the loss factors as a result of the ongoing assessment of loss factors.

Net charge-offs for the third quarter of 2017 were $2.0 million compared to $2.4 million in the second quarter of 2017. The ratio of net charge-offs to average loans and leases on an annualized basis decreased to 14 basis points for the third quarter of 2017 from 17 basis points for the second quarter of 2017. Net charge offs in the third quarter of 2017 primarily consisted of $1.3 million of taxi medallion loans and $0.3 million of equipment financing loans as compared to $2.3 million of commercial loans in the second quarter of 2017.

The allowance for loan and lease losses represented 1.16 percent of total loans and leases at September 30, 2017, compared to 1.17 percent at June 30, 2017, and 1.10 percent at September 30, 2016. The allowance for loan and lease losses related to originated loans and leases represented 1.20 percent of originated loans and leases at September 30, 2017, compared to 1.20 percent at June 30, 2017, and 1.15 percent at September 30, 2016.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended September 30, 2017 increased $0.6 million to $35.4 million from $34.8 million for the quarter ended June 30, 2017. The increase was primarily driven by an increase of $0.2 million in compensation and employee benefits, an increase of $0.2 million in merger and acquisition expense, and an increase of $0.4 million in other non-interest expense, offset by a decrease of $0.1 million in FDIC insurance. The efficiency ratio for the third quarter was 56.37 percent compared to 57.93 percent for the second quarter of 2017 and 57.89 percent for the third quarter of 2016.

PROVISION FOR INCOME TAXES

The effective tax rate was 34.0 percent and 35.2 percent for the three and nine months ended September 30, 2017, respectively. The third quarter's effective tax rate was impacted by new accounting guidance that went into effect in 2017. This guidance requires that the excess tax benefit associated with stock compensation transactions be recorded through earnings as a discrete item within the Company's effective tax rate during the period of the transaction. The majority of the Company's stock compensation events typically occur in the third quarter. The prior guidance required the recognition of the excess tax benefit through additional paid in capital.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 0.92 percent during the third quarter of 2017 from 0.91 percent for the second quarter of 2017. The annualized return on average tangible assets increased to 0.94 percent for the third quarter of 2017 from 0.93 percent for the second quarter of 2017.

The annualized return on average stockholders' equity decreased to 7.64 percent during the third quarter of 2017 from 7.76 percent for the second quarter of 2017. The annualized return on average tangible stockholders’ equity decreased to 9.31 percent for the third quarter of 2017 from 9.58 percent for the second quarter of 2017.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.71 percent at September 30, 2017 as compared to 0.76 percent at June 30, 2017. Nonperforming loans and leases decreased $2.3 million to $40.0 million at September 30, 2017 from $42.3 million at June 30, 2017. The ratio of nonperforming assets to total assets was 0.66 percent at September 30, 2017 as compared to 0.71 percent at June 30, 2017. Nonperforming assets decreased $2.8 million to $44.4 million at September 30, 2017 from $47.1 million at June 30, 2017. The decrease in nonperforming assets is due to the payoff of several nonperforming loans, charge offs of several taxi medallion loans, and sales of $0.5 million of other real estate owned and repossessed assets in the third quarter of 2017.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.09 per share for the quarter ended September 30, 2017. The dividend will be paid on November 17, 2017 to stockholders of record on November 3, 2017.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, October 19, 2017 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10112542. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $6.7 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:

Carl M. Carlson

Brookline Bancorp, Inc.

Chief Financial Officer

(617) 425-5331

ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$56,843	$55,583	$53,098	$51,854	$52,350
Provision for credit losses	2,911	873	13,402	3,215	2,215
Non-interest income	5,973	4,477	15,908	5,430	5,329
Non-interest expense	35,408	34,795	33,756	32,607	33,388
Income before provision for income taxes	24,497	24,392	21,848	21,462	22,076
Net income attributable to Brookline Bancorp, Inc.	15,366	14,880	13,445	13,279	13,617

Performance Ratios:
Net interest margin (1)	3.57%	3.59%	3.53%	3.40%	3.48%
Interest-rate spread (1)	3.41%	3.39%	3.29%	3.24%	3.32%
Return on average assets (annualized)	0.92%	0.91%	0.83%	0.83%	0.86%
Return on average tangible assets (annualized) (non-GAAP)	0.94%	0.93%	0.85%	0.85%	0.88%
Return on average stockholders' equity (annualized)	7.64%	7.76%	7.58%	7.59%	7.83%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	9.31%	9.58%	9.55%	9.60%	9.94%
Efficiency ratio (2)	56.37%	57.93%	48.92%	56.92%	57.89%

Per Common Share Data:
Net income — Basic	$0.20	$0.20	$0.19	$0.19	$0.19
Net income — Diluted	0.20	0.20	0.19	0.19	0.19
Cash dividends declared	0.09	0.09	0.09	0.09	0.09
Book value per share (end of period)	10.52	10.42	10.00	9.88	9.90
Tangible book value per share (end of period) (non-GAAP)	8.63	8.52	7.93	7.81	7.81
Stock price (end of period)	15.50	14.60	15.65	16.40	12.19

Balance Sheet:
Total assets	$6,686,284	$6,658,067	$6,497,721	$6,438,129	$6,380,312
Total loans and leases	5,639,440	5,537,406	5,461,779	5,398,864	5,332,300
Total deposits	4,805,683	4,709,419	4,651,903	4,611,076	4,564,906
Brookline Bancorp, Inc. stockholders’ equity	804,762	795,618	703,873	695,544	696,371

Asset Quality:
Nonperforming assets	$44,371	$47,140	$47,349	$41,476	$38,704
Nonperforming assets as a percentage of total assets	0.66%	0.71%	0.73%	0.64%	0.61%
Allowance for loan and lease losses	$65,413	$64,521	$66,133	$53,666	$58,892
Allowance for loan and lease losses as a percentage of total loans and leases	1.16%	1.17%	1.21%	0.99%	1.10%
Net loan and lease charge-offs	$1,954	$2,402	$995	$8,337	$520
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.14%	0.17%	0.07%	0.62%	0.04%

Capital Ratios:
Stockholders’ equity to total assets	12.04%	11.95%	10.83%	10.80%	10.91%
Tangible stockholders’ equity to tangible assets (non-GAAP)	10.09%	9.99%	8.79%	8.73%	8.82%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

ASSETS	(In Thousands Except Share Data)

Cash and due from banks	$35,392	$40,599	$33,565	$36,055	$32,196
Short-term investments	27,971	72,996	29,178	31,602	32,351
Total cash and cash equivalents	63,363	113,595	62,743	67,657	64,547
Investment securities available-for-sale	522,910	540,976	528,433	523,634	524,295
Investment securities held-to-maturity	107,738	108,963	100,691	87,120	77,094
Total investment securities	630,648	649,939	629,124	610,754	601,389
Loans and leases held-for-sale	2,973	593	1,152	13,078	21,109
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	2,119,440	2,062,646	2,066,599	2,050,382	2,038,477
Multi-family mortgage	743,912	720,484	733,822	731,186	703,743
Construction	165,657	153,057	150,734	136,999	141,208
Total commercial real estate loans	3,029,009	2,936,187	2,951,155	2,918,567	2,883,428
Commercial loans and leases:
Commercial	689,010	691,070	644,240	635,426	652,316
Equipment financing	842,516	839,932	815,753	799,860	764,647
Condominium association	53,770	58,130	60,396	60,122	53,903
Total commercial loans and leases	1,585,296	1,589,132	1,520,389	1,495,408	1,470,866
Consumer loans:
Residential mortgage	652,415	646,679	631,863	624,349	617,065
Home equity	356,982	351,124	343,386	342,241	340,954
Other consumer	15,738	14,284	14,986	18,299	19,987
Total consumer loans	1,025,135	1,012,087	990,235	984,889	978,006
Total loans and leases	5,639,440	5,537,406	5,461,779	5,398,864	5,332,300
Allowance for loan and lease losses	(65,413)	(64,521)	(66,133)	(53,666)	(58,892)
Net loans and leases	5,574,027	5,472,885	5,395,646	5,345,198	5,273,408
Restricted equity securities	62,135	66,988	68,065	64,511	65,683
Premises and equipment, net of accumulated depreciation	81,159	81,052	76,973	76,176	75,462
Deferred tax asset	28,093	26,982	29,859	25,247	22,894
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	6,563	7,082	7,601	8,133	8,754
Other real estate owned and repossessed assets	4,398	4,873	2,286	1,399	1,152
Other assets	95,035	96,188	86,382	88,086	108,024
Total assets	$6,686,284	$6,658,067	$6,497,721	$6,438,129	$6,380,312
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$905,472	$920,035	$898,161	$900,474	$889,278
Interest-bearing deposits:
NOW accounts	318,284	321,982	321,392	323,160	298,629
Savings accounts	665,558	584,408	575,808	613,061	591,156
Money market accounts	1,749,040	1,763,443	1,765,895	1,733,359	1,679,797
Certificate of deposit accounts	1,167,329	1,119,551	1,090,647	1,041,022	1,106,046
Total interest-bearing deposits	3,900,211	3,789,384	3,753,742	3,710,602	3,675,628
Total deposits	4,805,683	4,709,419	4,651,903	4,611,076	4,564,906
Borrowed funds:
Advances from the FHLBB	872,579	930,028	930,001	910,774	900,971
Subordinated debentures and notes	83,229	83,188	83,147	83,105	83,043
Other borrowed funds	30,087	53,427	43,637	50,207	38,639
Total borrowed funds	985,895	1,066,643	1,056,785	1,044,086	1,022,653
Mortgagors’ escrow accounts	8,151	7,714	8,032	7,645	8,166
Accrued expenses and other liabilities	74,019	71,232	69,752	72,573	81,670
Total liabilities	5,873,748	5,855,008	5,786,472	5,735,380	5,677,395
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 81,695,695 shares issued, 81,695,695 shares issued, 75,744,445 shares issued, 75,744,445 shares issued, and 75,744,445 shares issued, respectively	817	817	757	757	757
Additional paid-in capital	700,624	699,923	617,364	616,734	616,142
Retained earnings, partially restricted	160,225	151,759	143,766	136,671	129,740
Accumulated other comprehensive (loss) income	(1,893)	(2,175)	(3,261)	(3,818)	4,896
Treasury stock, at cost;
4,572,954 shares, 4,717,775 shares, 4,707,096 shares, 4,707,096 shares, and 4,734,512 shares, respectively	(54,188)	(53,837)	(53,837)	(53,837)	(54,151)
Unallocated common stock held by the Employee Stock Ownership Plan;
150,921 shares, 159,510 shares, 168,099 shares, 176,688 shares, and 185,787 shares, respectively	(823)	(869)	(916)	(963)	(1,013)
Total Brookline Bancorp, Inc. stockholders’ equity	804,762	795,618	703,873	695,544	696,371
Noncontrolling interest in subsidiary	7,774	7,441	7,376	7,205	6,546
Total stockholders' equity	812,536	803,059	711,249	702,749	702,917
Total liabilities and stockholders' equity	$6,686,284	$6,658,067	$6,497,721	$6,438,129	$6,380,312

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$63,054	$61,138	$58,558	$57,247	$57,858
Debt securities	3,154	3,156	3,000	2,881	2,822
Marketable and restricted equity securities	788	797	726	762	804
Short-term investments	180	95	67	93	47
Total interest and dividend income	67,176	65,186	62,351	60,983	61,531
Interest expense:
Deposits	5,984	5,543	5,080	5,195	5,112
Borrowed funds	4,349	4,060	4,173	3,934	4,069
Total interest expense	10,333	9,603	9,253	9,129	9,181
Net interest income	56,843	55,583	53,098	51,854	52,350
Provision for credit losses	2,911	873	13,402	3,215	2,215
Net interest income after provision for credit losses	53,932	54,710	39,696	48,639	50,135
Non-interest income:
Deposit fees	2,547	2,552	2,409	2,263	2,289
Loan fees	282	229	261	322	330
Loan level derivative income, net	844	186	402	265	858
Gain on sales of investment securities, net	—	—	11,393	—	—
Gain on sales of loans and leases held-for-sale	1,049	307	353	1,270	588
Other	1,251	1,203	1,090	1,310	1,264
Total non-interest income	5,973	4,477	15,908	5,430	5,329
Non-interest expense:
Compensation and employee benefits	21,067	20,910	19,784	19,657	20,369
Occupancy	3,650	3,657	3,645	3,520	3,411
Equipment and data processing	4,210	4,164	4,063	4,028	3,826
Professional services	973	1,036	1,106	927	997
FDIC insurance	842	951	855	655	956
Advertising and marketing	839	857	817	823	844
Amortization of identified intangible assets	519	519	532	621	623
Merger and acquisition expense	205	—	—	—	—
Other	3,103	2,701	2,954	2,376	2,362
Total non-interest expense	35,408	34,795	33,756	32,607	33,388
Income before provision for income taxes	24,497	24,392	21,848	21,462	22,076
Provision for income taxes	8,330	8,759	7,835	7,524	7,804
Net income before noncontrolling interest in subsidiary	16,167	15,633	14,013	13,938	14,272
Less net income attributable to noncontrolling interest in subsidiary	801	753	568	659	655
Net income attributable to Brookline Bancorp, Inc.	$15,366	$14,880	$13,445	$13,279	$13,617
Earnings per common share:
Basic	$0.20	$0.20	$0.19	$0.19	$0.19
Diluted	$0.20	$0.20	$0.19	$0.19	$0.19
Weighted average common shares outstanding during the period:
Basic	76,452,539	74,325,013	70,386,766	70,362,702	70,299,722
Diluted	76,961,948	74,810,088	70,844,096	70,592,204	70,450,760
Dividends declared per common share	$0.09	$0.09	$0.09	$0.09	$0.09

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Nine Months Ended September 30,
	2017	2016

	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$182,750	$167,474
Debt securities	9,310	8,829
Marketable and restricted equity securities	2,311	2,213
Short-term investments	342	149
Total interest and dividend income	194,713	178,665
Interest expense:
Deposits	16,607	14,875
Borrowed funds	12,582	11,980
Total interest expense	29,189	26,855
Net interest income	165,524	151,810
Provision for credit losses	17,186	7,138
Net interest income after provision for credit losses	148,338	144,672
Non-interest income:
Deposit Fees	7,508	6,650
Loan Fees	772	977
Loan level derivative income, net	1,432	3,697
Gain on sales of investment securities, net	11,393	—
Gain on sales of loans and leases held-for-sale	1,709	1,986
Other	3,544	3,893
Total non-interest income	26,358	17,203
Non-interest expense:
Compensation and employee benefits	61,761	58,179
Occupancy	10,952	10,328
Equipment and data processing	12,437	11,468
Professional services	3,115	2,925
FDIC insurance	2,648	2,677
Advertising and marketing	2,513	2,558
Amortization of identified intangible assets	1,570	1,879
Merger and acquisition expense	205	—
Other	8,758	7,707
Total non-interest expense	103,959	97,721
Income before provision for income taxes	70,737	64,154
Provision for income taxes	24,924	22,868
Net income before noncontrolling interest in subsidiary	45,813	41,286
Less net income attributable to noncontrolling interest in subsidiary	2,122	2,203
Net income attributable to Brookline Bancorp, Inc.	$43,691	$39,083
Earnings per common share:
Basic	$0.59	$0.56
Diluted	$0.59	$0.56
Weighted average common shares outstanding during the period:
Basic	73,743,658	70,228,127
Diluted	74,226,316	70,394,465
Dividends declared per common share	$0.27	$0.27

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$3,051	$2,766	$5,671	$5,340	$1,688
Multi-family mortgage	792	1,075	1,095	1,404	1,418
Construction	860	—	—	—	—
Total commercial real estate loans	4,703	3,841	6,766	6,744	3,106

Commercial	22,367	23,886	27,442	22,974	24,051
Equipment financing	9,858	9,702	6,445	6,758	6,652
Total commercial loans and leases	32,225	33,588	33,887	29,732	30,703

Residential mortgage	1,969	3,429	3,001	2,501	1,749
Home equity	1,047	1,366	1,333	951	1,780
Other consumer	29	43	76	149	214
Total consumer loans	3,045	4,838	4,410	3,601	3,743

Total nonaccrual loans and leases	39,973	42,267	45,063	40,077	37,552

Other real estate owned	3,235	3,384	618	618	367
Other repossessed assets	1,163	1,489	1,668	781	785
Total nonperforming assets	$44,371	$47,140	$47,349	$41,476	$38,704

Loans and leases past due greater than 90 days and still accruing	$2,523	$2,706	$6,515	$7,077	$8,275

Troubled debt restructurings on accrual	14,024	14,732	13,662	13,883	16,303
Troubled debt restructurings on nonaccrual	15,290	16,146	11,756	11,919	15,715
Total troubled debt restructurings	$29,314	$30,878	$25,418	$25,802	$32,018

Nonperforming loans and leases as a percentage of total loans and leases	0.71%	0.76%	0.83%	0.74%	0.70%
Nonperforming assets as a percentage of total assets	0.66%	0.71%	0.73%	0.64%	0.61%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$64,521	$66,133	$53,666	$58,892	$57,258
Charge-offs	(2,143)	(3,365)	(1,382)	(8,629)	(839)
Recoveries	189	963	387	292	319
Net charge-offs	(1,954)	(2,402)	(995)	(8,337)	(520)
Provision for loan and lease losses	2,846	790	13,462	3,111	2,154
Allowance for loan and lease losses at end of period	$65,413	$64,521	$66,133	$53,666	$58,892

Allowance for loan and lease losses as a percentage of total loans and leases	1.16%	1.17%	1.21%	0.99%	1.10%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	1.20%	1.20%	1.25%	1.03%	1.15%

NET CHARGE-OFFS:
Commercial real estate loans	$65	$(131)	$(116)	$635	$50
Commercial loans and leases	1,856	2,546	1,065	7,119	375
Consumer loans	33	(13)	46	583	95
Total net charge-offs	$1,954	$2,402	$995	$8,337	$520

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.14%	0.17%	0.07%	0.62%	0.04%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$642,018	$3,264	2.03%	$638,798	$3,267	2.05%	$604,394	$2,910	1.93%
Marketable and restricted equity securities (2)	66,212	789	4.76%	68,629	799	4.66%	66,981	836	4.99%
Short-term investments	52,674	180	1.36%	43,739	95	0.87%	36,273	47	0.51%
Total investments	760,904	4,233	2.23%	751,166	4,161	2.22%	707,648	3,793	2.14%
Loans and Leases:
Commercial real estate loans (3)	2,974,185	31,299	4.12%	2,942,927	30,368	4.08%	2,872,733	29,470	4.10%
Commercial loans (3)	760,115	7,959	4.10%	728,014	7,665	4.17%	717,265	7,130	3.90%
Equipment financing (3)	846,027	13,983	6.61%	826,877	13,810	6.68%	759,622	12,189	6.42%
Residential mortgage loans (3)	649,831	6,043	3.72%	639,449	5,859	3.67%	620,741	5,513	3.55%
Other consumer loans (3)	369,925	4,015	4.30%	362,404	3,677	4.07%	356,516	3,810	4.24%
Total loans and leases	5,600,083	63,299	4.52%	5,499,671	61,379	4.46%	5,326,877	58,112	4.36%
Total interest-earning assets	6,360,987	67,532	4.25%	6,250,837	65,540	4.19%	6,034,525	61,905	4.10%
Allowance for loan and lease losses	(65,140)			(66,853)			(58,032)
Non-interest-earning assets	385,195			372,681			383,604
Total assets	$6,681,042			$6,556,665			$6,360,097

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$321,731	55	0.07%	$316,486	54	0.07%	$295,762	52	0.07%
Savings accounts	605,303	306	0.20%	592,150	300	0.20%	566,192	318	0.22%
Money market accounts	1,765,610	2,267	0.51%	1,767,973	2,131	0.48%	1,678,937	1,905	0.45%
Certificates of deposit	1,139,699	3,356	1.17%	1,101,094	3,058	1.11%	1,112,831	2,837	1.01%
Total interest-bearing deposits	3,832,343	5,984	0.62%	3,777,703	5,543	0.59%	3,653,722	5,112	0.56%
Borrowings
Advances from the FHLBB	913,206	3,028	1.30%	896,565	2,755	1.22%	921,396	2,778	1.18%
Subordinated debentures and notes	83,204	1,274	6.13%	83,165	1,271	6.11%	83,036	1,259	6.07%
Other borrowed funds	41,368	47	0.45%	47,466	34	0.29%	46,417	32	0.27%
Total borrowings	1,037,778	4,349	1.64%	1,027,196	4,060	1.56%	1,050,849	4,069	1.52%
Total interest-bearing liabilities	4,870,121	10,333	0.84%	4,804,899	9,603	0.80%	4,704,571	9,181	0.78%
Non-interest-bearing liabilities:
Demand checking accounts	918,054			900,302			863,854
Other non-interest-bearing liabilities	80,616			77,682			90,025
Total liabilities	5,868,791			5,782,883			5,658,450
Brookline Bancorp, Inc. stockholders’ equity	804,666			766,529			695,205
Noncontrolling interest in subsidiary	7,585			7,253			6,442
Total liabilities and equity	$6,681,042			$6,556,665			$6,360,097
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		57,199	3.41%		55,937	3.39%		52,724	3.32%
Less adjustment of tax-exempt income		356			354			374
Net interest income		$56,843			$55,583			$52,350
Net interest margin (5)			3.57%			3.59%			3.48%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$631,549	$9,641	2.04%	$604,603	$9,078	2.00%
Marketable and restricted equity securities (2)	68,104	2,306	4.52%	66,764	2,247	4.49%
Short-term investments	42,922	342	1.06%	46,198	149	0.43%
Total investments	742,575	12,289	2.21%	717,565	11,474	2.13%
Loans and Leases:
Commercial real estate loans (3)	2,949,313	91,134	4.07%	2,785,472	85,014	4.07%
Commercial loans (3)	730,453	22,737	4.11%	692,634	20,430	3.88%
Equipment financing (3)	826,494	40,907	6.60%	738,990	35,690	6.44%
Residential mortgage loans (3)	641,443	17,511	3.64%	624,102	16,705	3.57%
Other consumer loans (3)	364,407	11,187	4.10%	350,070	10,389	3.95%
Total loans and leases	5,512,110	183,476	4.44%	5,191,268	168,228	4.32%
Total interest-earning assets	6,254,685	195,765	4.17%	5,908,833	179,702	4.05%
Allowance for loan and lease losses	(62,142)			(57,982)
Non-interest-earning assets	374,558			379,761
Total assets	$6,567,101			$6,230,612

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$319,633	164	0.07%	$289,908	156	0.07%
Savings accounts	603,814	916	0.20%	561,798	998	0.24%
Money market accounts	1,759,449	6,407	0.49%	1,654,700	5,547	0.45%
Certificates of deposit	1,088,011	9,120	1.12%	1,107,600	8,174	0.99%
Total interest-bearing deposits	3,770,907	16,607	0.59%	3,614,006	14,875	0.55%
Borrowings
Advances from the FHLBB	913,137	8,640	1.25%	888,406	8,125	1.20%
Subordinated debentures and notes	83,165	3,805	6.10%	82,996	3,773	6.06%
Other borrowed funds	49,752	137	0.37%	42,463	82	0.26%
Total borrowings	1,046,054	12,582	1.59%	1,013,865	11,980	1.55%
Total interest-bearing liabilities	4,816,961	29,189	0.81%	4,627,871	26,855	0.78%
Non-interest-bearing liabilities:
Demand checking accounts	905,684			829,659
Other non-interest-bearing liabilities	76,735			80,774
Total liabilities	5,799,380			5,538,304
Brookline Bancorp, Inc. stockholders’ equity	760,447			686,134
Noncontrolling interest in subsidiary	7,274			6,174
Total liabilities and equity	$6,567,101			$6,230,612
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		166,576	3.36%		152,847	3.27%
Less adjustment of tax-exempt income		1,052			1,037
Net interest income		$165,524			$151,810
Net interest margin (5)			3.56%			3.46%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
		At and for the Three Months Ended September 30,		At and for the Nine Months Ended September 30,
		2017	2016	2017	2016

Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$15,366	$13,617	$43,691	$39,083
Add:
Merger and acquisition-related expenses (after-tax)		135	—	133	—
Net earnings from operations		$15,501	$13,617	$43,824	$39,083

Operating earnings per common share:
Basic		$0.20	$0.19	$0.59	$0.56
Diluted		0.20	0.19	0.59	0.56

Weighted average common shares outstanding during the period:
Basic		76,452,539	70,299,722	73,743,658	70,228,127
Diluted		76,961,948	70,450,760	74,226,316	70,394,465

	At and for the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

	(Dollars in Thousands)

Net income, as reported	$15,366	$14,880	$13,445	$13,279	$13,617

Average total assets	$6,681,042	$6,556,665	$6,461,183	$6,425,983	$6,360,097
Less: Average goodwill and average identified intangible assets, net	144,747	145,269	145,778	146,382	146,997
Average tangible assets	$6,536,295	$6,411,396	$6,315,405	$6,279,601	$6,213,100

Return on average tangible assets (annualized)	0.94%	0.93%	0.85%	0.85%	0.88%

Average total stockholders’ equity	$804,666	$766,529	$709,095	$699,749	$695,205
Less: Average goodwill and average identified intangible assets, net	144,747	145,269	145,778	146,382	146,997
Average tangible stockholders’ equity	$659,919	$621,260	$563,317	$553,367	$548,208

Return on average tangible stockholders’ equity (annualized)	9.31%	9.58%	9.55%	9.60%	9.94%

Brookline Bancorp, Inc. stockholders’ equity	$804,762	$795,618	$703,873	$695,544	$696,371
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	6,563	7,082	7,601	8,133	8,754
Tangible stockholders' equity	$660,309	$650,646	$558,382	$549,521	$549,727

Total assets	$6,686,284	$6,658,067	$6,497,721	$6,438,129	$6,380,312
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	6,563	7,082	7,601	8,133	8,754
Tangible assets	$6,541,831	$6,513,095	$6,352,230	$6,292,106	$6,233,668

Tangible stockholders’ equity to tangible assets	10.09%	9.99%	8.79%	8.73%	8.82%

Tangible stockholders' equity	$660,309	$650,646	$558,382	$549,521	$549,727

Number of common shares issued	81,695,695	81,695,695	75,744,445	75,744,445	75,744,445
Less:
Treasury shares	4,572,954	4,717,775	4,707,096	4,707,096	4,734,512
Unallocated ESOP shares	150,921	159,510	168,099	176,688	185,787
Unvested restricted shares	471,702	457,966	476,854	476,854	476,938
Number of common shares outstanding	76,500,118	76,360,444	70,392,396	70,383,807	70,347,208

Tangible book value per common share	$8.63	$8.52	$7.93	$7.81	$7.81

Allowance for loan and lease losses	$65,413	$64,521	$66,133	$53,666	$58,892
Less:
Allowance for acquired loans and leases losses	1,003	1,188	1,304	1,253	1,640
Allowance for originated loan and lease losses	$64,410	$63,333	$64,829	$52,413	$57,252

Total loans and leases	$5,639,440	$5,537,406	$5,461,779	$5,398,864	$5,332,300
Less:
Total acquired loans and leases	260,196	271,157	295,055	315,304	346,377
Total originated loans and leases	$5,379,244	$5,266,249	$5,166,724	$5,083,560	$4,985,923

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.20%	1.20%	1.25%	1.03%	1.15%